LEGG MASON PARTNERS INCOME TRUST
LEGG MASON PARTNERS MANAGED MUNICIPALS FUND

Sub-Item 77M

Registrant incorporates by reference Registrant's definitive materials dated November 1, 2006, filed on September 22, 2006.
(Accession No. 0001193125-06-195572)